Exhibit 10.103

[***].  Confidential Treatment Requested — Certain information in this exhibit has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

(Agreement Form No. 21)
Agreement No.
No.

Sale and Purchase Agreement

1. Goods of sale and purchase:	As per the attached “Statement of Goods For Delivery”
2. Delivery site:	As per the attached “Statement of Goods For Delivery”
3. Delivery terms:	As per the attached “Statement of Goods For Delivery”
4. Contractual performance period:	As per the attached “Statement of Goods For Delivery”
5. Contract amount:	(Sale price)	[***] yen
	(Excise tax, etc.)	[***] yen
	Total	[***] yen
Note: Refer to the attached “Statement of Goods For Delivery” for a breakdown of the sale price.
6. Recipient of invoice:	Japan Telecom Co., Ltd.
7. Payer of the sale price:	Japan Telecom Co., Ltd., Accounting Division
8. Payment date:	The price assigned to each item of goods shall be payable in cash [***].

In reference to the above sale and purchase agreement, Japan Telecom Co., Ltd (hereinafter referred to as “A”) and  Global Telecom Sales & Marketing K.K. (hereafter referred to as “B”) shall herein enter into an agreement pursuant to the following articles:

Article 1 (Goods of sale and purchase)

B shall deliver the goods that are stipulated in “Statement of Goods For Delivery” attached hereto as Annex 1 (hereinafter referred to as “the goods”) based on the specifications set forth in Annex 2 attached hereto, which A shall agree to purchase.

Article 2 (Assignment, etc. of claims and obligations)

B may not cause the rights or duties stipulated under this agreement to be assigned to or assumed by any third party.  Notwithstanding the foregoing, this article shall not apply in those cases where A has given written consent.

Article 3 (Extension and delayed performance)

1.             In the event that B acknowledges that it is not possible to deliver the goods within the period stipulated above, B shall without delay notify A of the reason for the delay and the estimated date of delivery.  Notwithstanding the foregoing, such notice shall not relieve B of any responsibility for the delay.

2.             In the event that the reason for the delay can be attributed to the responsibility of A, A shall grant approval for an extension of the delivery date by a reasonable number of days.

3.             In the event that the reason for the delay in Paragraph 1 can be attributed to the responsibility of B, or cannot be attributed to the responsibility of either party, A may at its own discretion grant approval for an extension of the delivery date.

4.               Except in cases where the extension of the delivery date is granted pursuant to Paragraph 2 or Paragraph 3, in the event that there is delay in the delivery date for reasons that cannot be attributed to the responsibility of A, B shall pay to A a penalty that shall be an amount equivalent to [***] (if such amount is less than [***], then [***]).  Notwithstanding the foregoing, the payment of such penalty shall not prevent A from seeking compensation for damages.

Article 4 (Risk of loss)

In the event that loss or damage occurs to the goods contracted prior to the delivery thereof, any resultant damages shall be borne by B, except in the case where such damages can be attributed to the responsibility of A.

Article 5 (Delivery date)

The goods shall be deemed to be delivered when they have passed an inspection.

Article 6 (Payment invoice)

B shall, after the completion of the delivery of the goods, submit a legitimate invoice to A to the recipient of the invoice as stipulated above.

Article 7 (Guarantee)

B shall guarantee each of the following:

(1)                  The goods shall meet all of the functions and performance requirements as per the specifications requested by A and be of a quality that is reliable.

(2)                B shall, in addition to the liability to indemnify for any defects in the goods, owe the same liability for any malfunction of unknown origin that occurs under normal use as the liability to indemnify for any defects in the goods.

(3)                  In the event that any problem occurs to the goods, B shall take the necessary measures to rectify such problem in good faith.

Article 8 (Scope of liability to indemnify for defects)

In the event that A discovers any defects in the subject goods of the sale and purchase hereunder, within [***] after completion of the delivery of such goods has occurred, A may request, by setting forth a reasonable period of time, (i) repair; (ii) replacement with a substitute; or (iii) reduction of purchase price or refund with respect to such defected goods.  Provided, however, that, if such defects arise from willful misconduct or gross negligence on the part of B, the provisions in the immediately preceding sentence shall not apply.

Article 9 (Ownership)

Ownership of the goods of sale shall be transferred from B to A upon the completion of the delivery of the goods as stipulated in Article 5.

Article 10 (Performance of Sales Promotion Activities)

As a result of execution hereof, B shall perform the sales promotion activities concerning A’s telecommunications service for [***] after the execution date hereof.

Article 11 (Effective Term )

This Agreement shall remain effective during B’s performance period of sales promotion activities as set forth in the immediately preceding Article, even after the completion of delivery of the goods of sale and the payment of the sales price.

Article 12 (Intellectual property)

1.             B shall hereby guarantee that the production or delivery of the goods by B as well as the use, sale, leasing, etc. thereof by A will not infringe upon any intellectual property of any third party.

2.               In the event that the goods cause any intellectual property related complaint or dispute, B shall, at its own risk and expense, resolve such complaint or dispute.

Article 13 (Amendment of agreement and suspension of performance)

1.     A may, if need be, amend the contents of the agreement such as the delivery date, delivery site, specifications, etc.

2.     In the event that B suffers any unavoidable damages as a result of the amendment stated in the preceding paragraph, A shall compensate B for such damages.  Notwithstanding the foregoing, the amount compensated for shall be limited to normal damages and shall not include any lost profits.

Article 14 (Right of A to terminate)

1.     In the event that any of the following occurs to B, A may terminate the agreement in whole or in part:

(1) In the event that B infringes any of its obligations under this agreement, (a) such infringement has not been remedied even though a reasonable period of time has been given by A to rectify it, provided that it can be remedied, or (b) such infringement occurs, provided that it cannot be remedied.

(2) In the event that B infringes any of its obligations under this agreement and is acknowledged that the purpose thereof cannot be achieved as a result of such infringement.

(3) In the event that (a) B is subject to administrative disposition for auction or others due to a failure to pay taxes, or any other administrative disposition by a public authority, (b) a petition to commence proceedings for bankruptcy, civil rehabilitation (minji saisei), corporate reorganization (kaisha kosei), corporate arrangement (kaisha seiri) or special liquidation (tokubetsu seisan) is flied by or against B, (c) B experiences a significant deterioration in the status of its assets or is forced to suspend payments, (d) a petition is filed against B for a provisional attachment, provisional disposition, attachment, auction, etc., (e) B is dissolved for reasons other than merger or amalgamation, or (f) payment of a bill, note or check is dishonored with respect to B.

2.     In the event that the agreement is terminated as a result of any of the reasons corresponding to items (1) through (3) above, B shall pay to A a penalty that is an amount equivalent to [***].  Notwithstanding the foregoing, the payment of such penalty shall not prevent A from seeking compensation for damages.

Article 15 (Voluntary termination by A)

1.       Except in those cases stipulated in the preceding Article, A may terminate the agreement in whole or in part when such is deemed necessary by A.

2.       In the event that the agreement is terminated pursuant to the preceding paragraph and B suffers damages as a result of such termination, A shall compensate B for such damages; provided, however, the amount compensated for shall be limited to normal damages and shall not include any lost profits.

Article 16 (Set-off of payment)

A may set off any late fee, penalty, etc. to be collected from B against an amount it must pay to B, regardless of their respective due dates.

7 (Confidentiality)

B shall not disclose to any third party any information that it learns in relation to this agreement without obtaining the prior written approval of A.  Notwithstanding the foregoing, the present article shall not apply to any information already under development or possessed by B or any of its affiliates at the time of disclosure, information subsequently obtained from a third party that is not under an obligation to preserve confidentiality on behalf of A after it has been disclosed, or information that has become public for reasons that cannot be attributed to the responsibility of B.

Article 18 (Rights and duties after termination of agreement)

The rights and duties stipulated under each of Article 7, Article 8, Article 10, and Article 15 shall continue to remain in effect even after the termination of this agreement has occurred.

Article 19 (Method for resolution of disputes, etc.)

Any matter that has not been stipulated in this agreement or any question arising in relation thereto shall be resolved by A and B upon consultation, and if such matter or question still cannot be resolved, then it shall be resolved in accordance with the law.

Article 20 (Jurisdiction)

Any litigation that arises in relation to this agreement shall be submitted to the Tokyo District Court as the court of exclusive jurisdiction for the fist instance.

Article 21 (Governing law)

This agreement shall be governed by and construed in accordance with the laws of Japan.

Article 22 (Effects of agreement)

A and B hereby confirm that when the Continuous Basic Sale and Purchase Agreement between A and B is concluded on August 20, 2004 and where there is any clause therein which may be inconsistent with any clause herein, the clause of such Continuous Basic Sale and Purchase Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this agreement in duplicate by placing their signatures and seals thereon and each party will keep one original each.

Dated August 20, 2004

	(A)	Corporate Seal Affixed
Japan Telecom Co., Ltd.

	(B)	Corporate Seal Affixed
Global Telecom Sales & Marketing K.K.